Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Platinum Studios, Inc. of our report dated March 31, 2010, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2009, which appear in the Annual Report on Form 10-K of Platinum Studios, Inc. for the year ended December 31, 2010.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
December 23, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Platinum Studios, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form S-8 of our report dated April 15, 2011, relating to the consolidated financial statements of Platinum Studios, Inc. and Subsidiaries as of December 31, 2010 and for the year then ended, which appears in the Platinum Studios, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission on April 15, 2011.  We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.

Los Angeles, California
December 23, 2011